UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 24, 2006

WELLS FARGO & COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-2979	No. 41-0449260
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

420 Montgomery Street, San Francisco, California 94104

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 1-800-292-9932

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective January 24, 2006, the Company’s Board of Directors (the “Board”) amended and restated the Company’s By-Laws (the “By-Laws”) primarily to update the By-Laws in light of Company and modern corporate practices and the current Delaware General Corporation Law (the “DGCL”). The more significant changes to the By-Laws are described below. The following description does not cover all of the changes to the By-Laws and is qualified in its entirety by reference to the full text of the By-Laws, which are filed as Exhibit 3 to this Form 8-K and incorporated by reference herein.

•	The provision permitting the Chairman, a Vice Chairman, the President or a majority of the Board to call a special meeting of stockholders was changed in the By-Laws to permit the Board, the Chief Executive Officer or the Secretary to call a special meeting of stockholders.

•	The provision granting stockholders the right to adjourn a stockholder meeting until a quorum is present was changed in the By-Laws to give the officer of the Company presiding at the meeting the right to adjourn such meeting until a quorum is present.

•	The record date for stockholder meetings was changed in the By-Laws from within 50 days before the meeting to within 60, but not less than 10, days before the meeting. For actions by written consent of the stockholders, the record date that may be fixed by the Board was changed from within 50 days before the date of the written consent to on, or within 10 days after, the day the Board fixes the record date by resolution.

•	As permitted by the rules of the Securities and Exchange Commission (“SEC”), the By-Laws contain advance notice requirements pursuant to which a stockholder who fails to satisfy the requirements of SEC Rule 14a-8 under the Securities Exchange Act of 1934 to have a proposal included in the Company’s proxy statement for its annual stockholders meeting may be able to have proper business considered at such meeting. The By-Laws set forth the Company’s advance notice requirements, which have been changed to provide that all stockholder nominations for director and other proposals submitted by stockholders for consideration at an annual meeting must be received by both the Company’s Chief Executive Officer and Secretary at least 120 days, and not earlier than 150 days, before the first anniversary of the preceding year’s annual meeting. In addition, the By-Laws now provide that all stockholder nominations for director at a special meeting at which directors are to be elected must be received by both the Company’s Chief Executive Officer and Secretary during the 15 days following the Company’s public announcement of the date of the meeting. Previously, stockholders were allowed to submit to the Company’s Secretary (i) stockholder proposals for an annual meeting at least 90 days, and not earlier than 120 days, before the first anniversary of the preceding year’s annual meeting, and (ii) stockholder nominations for director at annual or special meetings not less than 30, nor more than 60, days prior to the meeting, except that stockholders had until the 10th day after the day the notice of the meeting was mailed to stockholders or publicly announced if notice or prior public announcement of the date of the meeting was given or made less than 40 days prior to the meeting.

•	The number of directors was changed in the By-Laws from not less than 10 or more than 28 to not less than 3 or more than 28 to be consistent with the Company’s Restated Certificate of Incorporation.

•	The requirement that the annual Board meeting be held immediately following the annual stockholders meeting was changed in the By-Laws to allow the annual Board meeting to be held any time on the date of the annual stockholders meeting. In addition, the provision permitting a special meeting of the Board to be called by the Chairman, a Vice Chairman, the President or two members of the Board was changed in the By-Laws to provide that a special meeting can be called by the Chairman, the President, the Secretary or a majority of the Board and that notice of the meeting can be given up until 5:00 p.m. (San Francisco time) on the day prior to the meeting if given by a means of communication other than mail.

•	The By-Laws now provide that the Company elects to be governed by Section 141(c)(2) of the DGCL instead of Section 141(c)(1), which the Company was automatically subject to under the DGCL because it had not elected otherwise.

•	The By-Laws now provide that the Board, including any committee of the Board, may adopt such rules and regulations for the conduct of its meetings, its committees and the management of the affairs of the Company as it may deem proper that are not inconsistent with the DGCL or the By-Laws.

•	The Board is no longer required to elect a Vice Chairman or a Chief Examiner as was previously required, and is now required under the By-Laws to elect a Chief Executive Officer and a Chief Financial Officer. The requirement that the Chairman and the President be members of the Board was changed in the By-Laws to require the Chairman and Chief Executive Officer to be members of the Board. The By-Laws now specify the general responsibilities of the Chief Financial Officer and Chief Auditor, which were not previously specified, and no longer specify the responsibilities of the Chief Examiner.

•	The By-Laws remove the requirement that contracts or written instruments made in the Company’s name be attested to by the Secretary or an Assistant Secretary of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3	By-Laws (as amended and restated through January 24, 2006), filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: January 30, 2006	WELLS FARGO & COMPANY

	By:	/s/ Laurel A. Holschuh
Laurel A. Holschuh
Senior Vice President and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3	By-Laws (as amended and restated through January 24, 2006).